UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 10, 2006

CARREKER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-24201	75-1622836
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4055 VALLEY VIEW LANE DALLAS, TEXAS		75244
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-1981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On August 10, 2006, the Company entered into a First Amendment to the existing Employment Agreement of Executive Vice President John D. Carreker III dated May 19, 2006.

Under the terms of the existing Employment Agreement, Mr. Carreker had a limited, one-time right to receive cash severance payments equal to his current annual base salary payable over a 12-month period if his employment terminates for any reason prior to a Triggering Event (i.e. the completion of a change in control transaction). The First Amendment now requires that Mr. Carreker remain employed with the Company through the later of (i) a specified date in early fiscal 2007, or (ii) 90 days after the occurrence of any Triggering Event, in order for Mr. Carreker to be eligible for this severance benefit.  This benefit may not be exercised in combination with any other severance benefit that may be payable under the Employment Agreement after the occurrence of a Triggering Event.

Mr. Carreker is the son of Chairman of the Board and Chief Executive Officer John D. Carreker, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2006

CARREKER CORPORATION

By:	/s/ JOHN S. DAVIS
John S. Davis
Executive Vice President and General Counsel